July 9, 1997



VIA FACSIMILE

Victor Coleman
Arden Realty Limited Partnership
c/o Arden Realty, Inc.
9100 Wilshire Boulevard, Suite 700
Beverly Hills, California 90212

     RE:  Agreement of Purchase and Sale and Escrow Instruction
          (the "Agreement") dated May 21, 1997 by and between
          Arden Realty Limited Partnership ("Buyer") and New York
          Life Insurance Company ("Seller")

Dear Mr. Coleman:

     The undersigned, as Seller, hereby informs you that the date for the satisfaction or waiver of the condition with respect to Buyer obtaining and approving the Shell Indemnity pursuant to
Section 3.3.1(f) of the Agreement, is hereby extended to Monday, July 14, 1997, at 5:00 P.M., Eastern Daylight Time. Accordingly, the references in Section 2.2.1(b) and (c) to "July 9, 1997" shall be deemed to refer to July 14, 1997 at 5:00 p.m. Eastern Daylight Time, and the date of Buyer's deliver to Escrow Holder of the Subsequent Deposit (as defined in the Agreement) pursuant to Section 2.2.1(b) is hereby extended to Wednesday, July 16, 1997.

     Except as hereinabove written, the terms and conditions of the Agreement shall not be affected by the foregoing and the Agreement shall remain in full force and effect.


Victor Coleman
July 9, 1997
Page 2


     This letter agreement may be executed in counterparts, each counterpart of which shall constitute an original and all of which, taken together, shall continue but one and the same letter agreement.

                         Very truly yours,


                         NEW YORK LIFE INSURANCE COMPANY, a
                         New York Life Insurance Company

                         By:  /s/ Ron F. Petit
                            Its: Assistant Vice President

The undersigned, on behalf of his client, Buyer, acknowledges receipt of, and agrees to comply with, the foregoing.

ARDEN REALTY LIMITED PARTNERSHIP,
a Maryland limited partnership

By:  /s/ Victor J. Coleman
   Its: President and COO